SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
               (Date of earliest event reported): November 1, 2002

                           ARIAD PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                    0-21696                22-3106987
(State or Other Jurisdiction (Commission File Number)     (I.R.S. Employer
   of Incorporation)                                    Identification No.)


                              26 LANDSDOWNE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
              (Address of principal executive offices and zip code)


               Registrant's telephone number, including area code:
                                 (617) 494-0400


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ITEM 5.      OTHER EVENTS

             On November 1, 2002, the Registrant disseminated a Press Release announcing that its novel anemia product candidate produced therapeutically effective amounts of the hormone erythropoietin
             (EPO) more than four years after one-time injection in monkeys of the Company's patented gene complex.

             The information contained in the Press Release dated November 1, 2002 is incorporated herein by reference and attached as Exhibit
             99.1 hereto.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


             (c)  Exhibits.

                  99.1 The Registrant's Press Release dated November 1, 2002.


                                     Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ARIAD PHARMACEUTICALS, INC.



                                     By:    /s/ Edward M. Fitzgerald
                                            ------------------------
                                            Edward M. Fitzgerald
                                            Senior Vice President and
                                            Chief Financial Officer


Date:      November 1, 2002



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                                  EXHIBIT INDEX

Exhibit
Number               Description                                                              Sequential Page Number
-------              -----------                                                              ----------------------

99.1                 The Registrant's Press Release dated November 1, 2002.                             4


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


Dramatic Long-Term Benefit of ARIAD's Novel Erythropoeitin Anemia
Product Candidate to Be Presented at Annual Kidney Disease Meeting

    CAMBRIDGE, Mass.--Nov. 1, 2002--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced that its novel anemia product candidate
- to be taken as a pill by patients once or twice a month in place of frequent protein injections - produces therapeutically effective amounts of the hormone erythropoeitin (EPO) more than four years after one-time injection in monkeys of ARIAD's patented gene complex. Throughout this lengthy period, the amount and timing of in vivo EPO release were precisely controlled by administration of ARIAD's patented small-molecule drug, AP22594, and the potency of the product candidate did not decline. AP22594 continues to be given chronically to the monkeys.
    "This ongoing study provides compelling evidence that our AP22594 product candidate for the treatment of anemia may be a highly competitive and preferable alternative to recombinant EPO, the best selling genetically engineered drug to date," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. "With growing concern by physicians over red blood cell aplasia as a serious complication of certain brands of recombinant EPO, a completely new product concept appears particularly beneficial."
    Monkeys received an injection of a specially designed, dormant form of the EPO gene into muscle only once at the onset of this study over four years ago. At numerous times since then, equivalent amounts of EPO protein were produced in response to the same dose of ARIAD's small-molecule drug. Conversely, different doses of AP22594 consistently increased circulating levels of EPO and red blood cells (hemoglobin) directly in proportion to the amount of the drug administered.
    Based on this comprehensive study, it is anticipated that AP22594 may be given intermittently to patients as an easy-to-swallow pill (likely to be smaller than a "baby aspirin"), the dose of AP22594 may be adjusted to produce whatever level of EPO is needed to provide optimal treatment of anemia for each patient depending on the patient's clinical status, and the patented gene complex may be injected only once providing at least four years of chronic treatment. Filing of the IND to initiate clinical studies is planned for 2003.
    EPO is a hormone normally made in the kidneys to stimulate production of red blood cells that deliver oxygen throughout the body. Inadequate levels of EPO lead to anemia. Current therapies for this condition involve repeated injections of recombinant EPO protein or second-generation versions (e.g., Aranesp and Omega-EPO). The worldwide market for anemia therapies is projected to grow to over $10 billion annually.
    Limitations of bioengineered EPO include the high cost of the recombinant product, the inability to cost-effectively deliver high doses needed to treat certain types of anemia, restrictions on the amounts of EPO that are reimbursed by payors or insurers, patient inconvenience and discomfort resulting from repeated injections of the recombinant protein, and the growing incidence of the life-threatening complication known as red blood cell aplasia, believed to be tied to manufacturing of certain brands of the recombinant EPO protein.
    ARIAD's product candidate for anemia offers a promising alternative to recombinant protein therapy and may overcome these limitations. Frequent injections of protein would be replaced by a single intramuscular injection followed by intermittent doses of a pill that precisely controls the amount of EPO being produced. Because the treatment is primarily a pill made up of a synthetic chemical (rather than a recombinant protein), cost should not be a barrier to achieving the optimal level of EPO required by any given patient.
    The paper by Rivera et al from ARIAD and the University of Pennsylvania will be presented at the American Society of Nephrology Annual Meeting in Philadelphia on November 3, 2002. The abstract of the presentation, "Long-term regulated delivery of erythropoeitin in primates after intramuscular injection of AAV," is available online at the website for the meeting (http://www.asn-online.org).
    ARIAD is engaged in the discovery and development of breakthrough medicines that regulate cell signaling with small molecules. The Company is developing a comprehensive approach to the treatment of cancer and blood diseases and has seven product candidates in development. ARIAD also has an exclusive license to pioneering technology and patents related to the discovery, development and use of drugs that regulate NF-(kappa)B cell-signaling activity, which has been implicated in many major diseases.
    Additional information about ARIAD can be found on the web at http://www.ariad.com.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to conduct preclinical and clinical studies of its product candidates and the results of such studies, regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Tom Pearson, 610/407-9260
             or
             Kathy Lawton, 617/621-2345